UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Notes Offering

On January 29, 2013, Vector Group Ltd. (NYSE: VGR) (the “Company”) announced that it intends to offer $375 million aggregate principal amount of senior secured notes due 2021 (the “Notes”) through a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws.

This report does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any security, nor will there be any offer, solicitation or sale of the Notes or any other security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the press release related to the Notes offering is attached as Exhibit 99.1 and is incorporated herein by reference.

Tender Offer

On January 29, 2013, the Company also announced that it has launched a cash tender offer (the “Tender Offer”) with respect to any and all of the Company’s outstanding 11% Senior Secured Notes due 2015 (the “Existing 11% Notes”). In conjunction with the Tender Offer, the Company is soliciting consents from holders of the Existing 11% Notes to certain amendments to the indenture governing the Existing 11% Notes (the “Existing Indenture”). The proposed amendments would eliminate substantially all of the restrictive covenants, certain events of default and other related provisions contained in the Existing Indenture. Holders of at least a majority of the aggregate principal amount of the outstanding Existing 11% Notes (excluding Existing 11% Notes owned by the Company, any guarantors of the Existing 11% Notes or any of their respective affiliates) must consent to the proposed amendments in order for them to be adopted. The Tender Offer is conditioned, among other things, on the completion of the Notes offering, the tender of a majority of the outstanding principal amount of the Existing 11% Notes (excluding Existing 11% Notes owned by the Company, any guarantors of the Existing 11% Notes or any of their respective affiliates) and the effectiveness of a supplement to the Existing Indenture reflecting the proposed amendments.

The Company also announced that on the first settlement date for the Tender Offer, if any Existing 11% Notes remain outstanding, the Company intends to issue a notice of redemption for such remaining Existing 11% Notes and concurrently discharge its obligations under the Existing 11% Notes and the Existing Indenture.

A copy of the press release related to the Tender Offer is attached as Exhibit 99.2 and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.

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In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on the Company. Actual results could vary materially depending on risks and uncertainties that may affect the Company and its business. For a discussion of such risks and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report and are being furnished solely for purposes of Item 7.01 of this Form 8-K:

99.1	Press release issued by Vector Group Ltd. on January 29, 2013, announcing the Notes offering.

99.2	Press release issued by Vector Group Ltd. on January 29, 2013, announcing the Tender Offer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

		By:	/s/ J. Bryant Kirkland III
Date:	January 29, 2013		J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

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